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              CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," "Shareholder Services-Statements and Reports" and "General Information-Independent Auditors" and to the use of our report dated October 7, 1997, in this Post-Effective Amendment to the Registration Statement (Form N-1A Nos. 333-08193 and 811-07709) of Alliance/Regent Sector Opportunity Fund, Inc.


                             /s/ Ernst & Young LLP


New York, New York
December 30, 1997